Exhibit 16

December 23, 2002

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comment in Item 4 of Form 8-K of Pacific Magtron International Corp. dated December 20, 2002 insofar as such comments relate to us.

Yours truly,

BDO Seidman, LLP

/s/ BDO Seidman, LLP